EXHIBIT 99.1

MIDWAY REPORTS STRONG PROGRESS AT THE PAN GOLD PROJECT, NEVADA

August 16, 2012

Denver, Colorado – Midway Gold Corp. ("Midway" or the "Company") (MDW:TSX-V; MDW: NYSE-MKT) today announced that engineering and permitting activities continue to advance at a rapid pace at its 100%-owned Pan heap leach gold project located in White Pine County, Nevada.  Recent project development activities include:

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Completion of the scoping phase of the federal permitting process, including public meetings. Base line studies are complete and JBR Environmental, a third-party consulting firm, is currently preparing a draft version of the Environmental Impact Statement (EIS).

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Selection of Jacobs Engineering Group for front-end engineering of mine related infrastructure including project buildings, roads, electrical and water supply.  Jacobs is one of the world’s largest and most diverse providers of engineering, technical, and construction services.  Forbes Magazine ranked Jacobs one of the top three engineering and construction companies in 13 of the last 14 years.

●	Acquisition of adequate water rights for mineral processing and completion of a production size water well and five monitor wells.

●	Completion of engineering for the heap leach pad and ponds by SRK Consulting.

●	Completion of engineering design and permitting for a new access road and selection of a contractor.

●	Selection of Summit Valley Technologies (SV), a division of FL Smidth, to provide gold recovery equipment for the processing plant. SV is a world-wide leader for supplying gold recovery equipment.

●	Ongoing large scale column tests to determine gold recovery amounts from larger size material which could reduce crushing requirements and lower capital costs.

●	Ongoing diamond drilling for crusher site characterization, reverse circulation drilling to test deep exploration targets, and follow-up condemnation drilling beneath proposed mine facilities.

Ken Brunk, Midway’s President and CEO, commented, “We continue to make excellent progress in the development of Pan which will be our first producing gold mine.  We have completed key milestones in our permitting process and selected high-quality engineering firms with significant experience in the construction of gold mines in Nevada.  Midway’s in-house engineers continue to optimize the mine plan and find ways to reduce capital and operating costs.  I am very pleased with the progress being made on multiple fronts to advance Pan toward commercial production.”

About the Pan Project

The Pan project is an oxidized, Carlin-style gold deposit mineable by shallow open pit methods and treatable by heap leaching. The project has a current Mineral Resource estimate of 1.13M oz of gold comprised of 579,000 oz gold in 37M tonnes of 0.49 gpt gold in the Measured category and 551,000 oz gold in 43M tonnes of 0.40 gpt gold in the Indicated category using a 0.14 gpt gold cutoff grade (NI 43-101 Technical Report; Sept. 1, 2011).

The Pan Project represents a US$99 million capital investment in an economically depressed part of Nevada (see Feasibility Study dated December 19, 2011).  Once in operation, the Pan mine is projected to provide 145 workers with stable, high-paying jobs.  In addition to direct employment, Midway expects the mine will have a multiplier effect by creating support jobs in the surrounding communities. A Feasibility Study was completed in November that shows the NPV (5%) of the project is robust at a range of gold prices, ranging from $123 million at $1,200/oz gold to $344M at $1,900/oz gold. The IRR grows from 32% to 79% using the same gold price range.  Both are after-tax figures (see press release dated November 15, 2011).

This release has been reviewed and approved for Midway by William S. Neal (M.Sc., CPG), Vice President of Geological Services of Midway, a "qualified person" as that term is defined in NI 43-101.

ON BEHALF OF THE BOARD
"Kenneth A. Brunk"
Kenneth A. Brunk, Chairman, President and CEO

About Midway Gold Corp.

Midway Gold Corp. is a precious metals company with a vision to explore, design, build and operate gold mines in a manner accountable to all stakeholders while assuring return on shareholder investments. For more information about Midway, please visit our website at www.midwaygold.com or contact R.J. Smith, Vice President of Administration, at (877) 475-3642 (toll-free).

Neither the TSX Venture Exchange, its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) nor the NYSE MKT accepts responsibility for the adequacy or accuracy of this release.

This press release contains forward-looking statements about the Company and its business. Forward looking statements are statements that are not historical facts and include, but are not limited to, reserve and resource estimates, estimated NPV of the project, anticipated IRR, estimated strip ratio, anticipated mining methods at the project, the estimated economics of the project, anticipated gold recoveries and annual production, estimated capital costs, operating cash costs and total production costs, planned development drilling and anticipated expansion of the resource, and the outcome of the permitting process. The forward-looking statements in this press release are subject to various risks, uncertainties and other factors that could cause the Company's actual results or achievements to differ materially from those expressed in or implied by forward looking statements. These risks, uncertainties and other factors include, without limitation risks related to fluctuations in gold prices; uncertainties related to raising sufficient financing to fund the planned work in a timely manner and on acceptable terms; changes in planned work resulting from weather, logistical, technical or other factors; the possibility that results of work will not fulfill expectations and realize the perceived potential of the Company's properties; uncertainties involved in the interpretation of drilling results and other tests and the estimation of gold reserved and resources; the possibility that required permits may not be obtained on a timely manner or at all; the possibility that capital and operating costs may be higher than currently estimated and may preclude commercial development or render operations uneconomic; the possibility that the estimated recovery rates may not be achieved; risk of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in the work program; risks related to projected project economics, recovery rates, and estimated NPV and anticipated IRR and other factors identified in the Company's SEC filings and its filings with Canadian securities regulatory authorities. Forward-looking statements are based on the beliefs, opinions and expectations of the Company's management at the time they are made, and other than as required by applicable securities laws, the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change.

Cautionary note to U.S. investors concerning estimates of reserves and resources: This press release and the technical reports referred to in this press release use the terms "resource", "reserve", "measured resources", "indicated resources" and "inferred resources", which are terms defined under Canadian National Instrument 43-101 and the Canadian Institute of Mining and Metallurgy Classification system. Estimates of mineral resources in this press release and in the technical report referred to in this press release have been prepared in accordance with NI 43-101 and such definitions differ from the definitions in U.S. Securities and Exchange Commission ("SEC") Industry Guide 7. Under SEC Industry Guide 7 standards, a "final" or "bankable" feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority. Mineral resources are not mineral reserves and do not have demonstrated economic viability. We advise investors that while those terms are recognized and required by Canadian regulations, the SEC does not recognize them. U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves as defined in the SEC's Guide 7. In addition, "inferred resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. U.S. investors are cautioned not to assume that part or all of an inferred resource exists, or is economically or legally minable. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit measures. It cannot be assumed that all or any part of mineral deposits in any of the above categories will ever be upgraded to Guide 7 compliant reserves. Accordingly, disclosure in this press release and in the technical reports referred to in this press release may not be comparable to information from U.S. companies subject to the reporting and disclosure requirements of the SEC.